                                                                   EXHIBIT 10.27


                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     This Amendment to Employment Agreement ("this Amendment") is made and entered into as of the ______ day of August, 1999 by and between Certified Grocers of California, Ltd., a California corporation ("the Company"), and Alfred A. Plamann ("the Executive").

     WHEREAS, the Company and the Executive entered into an Employment Agreement ("the Employment Agreement") as of the fifth day of February, 1996, a copy of which is attached as Exhibit "A".

     WHEREAS, the Company and United Grocers, Inc. have entered into an Agreement and Plan of Merger ("the Merger").

     WHEREAS, the Company and the Executive desire, as of the effective date of the Merger ("the Effective Date") to amend the terms and conditions of the Employment Agreement as set forth in this Amendment.

     WHEREAS, the Company desires, after the Effective Date, to continue to employ the Executive upon the terms and conditions specified in the Employment Agreement as amended by this Amendment, and the Executive desires to remain in the employ of the Company upon such terms and conditions.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, it is agreed as follows:

     1. On and after the Effective Date, the Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, upon the terms and conditions set forth in the Employment Agreement as amended by this Amendment.

     2. On the Effective Date of the Merger, the Employment Agreement is amended as follows:

          A.   Section 2 is amended to read as follows:

                    "2.  Term.  Employment shall be for a term commencing on the
                         ----
               Effective Date and, subject to termination under
               Section 8, expiring three (3) years thereafter.
               Notwithstanding the previous sentence, this Agreement and the employment of the Executive shall be automatically extended (subject to Section 8) for successive one-year periods upon the terms and conditions set forth herein, commencing on the first anniversary of the Effective
               Date, and on each anniversary date thereafter, unless either party to this Agreement gives the other party written notice (in accordance with section 16) of such party's intention to terminate this Agreement and the employment of the Executive not less than eleven months prior to the first anniversary date or prior to each succeeding anniversary date thereafter, as applicable.
               For purposes of this Agreement, any reference to the "term" of this Agreement shall include the original term and any extension thereof."

          B. In the third line of Section 4 "Compensation", the words and figure "$365,000 per annum" are amended to read "$500,000 per annum".

          C.   There is added to Section 4, subsection (c), as follows:

                    "(c) The Company will continue its existing CEO
               Incentive Bonus Plan substantially as it now exists or in such other form as will provide substantially equivalent benefits to Executive."

     3. Except as amended by this Amendment, the terms and conditions of the Employment Agreement remain in effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


Company:                                     Executive:

CERTIFIED GROCERS OF
 CALIFORNIA, LTD.                            _____________________________
                                             ALFRED A. PLAMANN

By___________________________
     LOU AMEN
     Chairman of the Board